Exhibit 99.1


            ProAssurance Reports 2003 First Quarter Results


    BIRMINGHAM, Ala.--(BUSINESS WIRE)--May 12, 2003--ProAssurance
Corporation (NYSE:PRA)

    SUMMARY

    ProAssurance Corporation (NYSE:PRA) reported significant increases in Net and Operating Income for the first quarter of 2003. Net Income rose from $0.14 to $0.22 per diluted share and Operating Income increased from $0.11 to $0.20 per diluted share. Book Value increased to $17.68 per diluted outstanding share at the end of the quarter. ProAssurance's professional liability segment returned to profitability in the quarter and the Company's personal lines segment produced strong earnings as cash flow continued to increase.

    ProAssurance Corporation (NYSE:PRA) today reported the following results for the quarter ended March 31, 2003:


Unaudited Consolidated Financial Summary
(in thousands, except per share data)

                                                   Three Months Ended
                                                        March 31,
                                                     2003      2002
                                                   ------------------
Gross Premiums Written                             $202,660  $181,113
                                                   ========  ========
Net Premiums Written                               $178,936  $151,800
                                                   ========  ========
Net Premiums Earned                                $138,196  $110,489
                                                   ========  ========
Investment Income                                  $ 17,248  $ 19,202
                                                   ========  ========
Total Revenues                                     $158,110  $130,173
                                                   ========  ========
Total Expenses                                     $150,048  $128,950
                                                   ========  ========
Income before cumulative effect of accounting
 change                                            $  6,349  $  1,978
Cumulative effect of accounting change                    -     1,694
                                                   --------  --------
Net Income                                         $  6,349  $  3,672
                                                   ========  ========
Weighted average number of common shares
 outstanding:
   Basic                                             28,893    25,851
                                                   ========  ========
   Diluted                                           29,003    25,865
                                                   ========  ========
Earnings per share (basic & diluted)
   Income before cumulative effect of accounting
    change                                         $   0.22  $   0.08
   Cumulative effect of accounting change                 -       .06
                                                   --------  --------
   Net Income per share                            $   0.22  $   0.14
                                                   ========  ========
Net Cash Provided by Operating Activities          $ 72,522  $ 55,079
                                                   ========  ========
Net Loss Ratio                                         90.5%     97.0%
Expense Ratio                                          17.7%     19.0%
                                                   --------  --------
Combined Ratio                                        108.2%    116.0%
                                                   ========  ========

Operating Results (Non-GAAP)
Operating Income                                   $  5,848  $  2,843
                                                   ========  ========
Operating Income per share                         $   0.20  $   0.11
                                                   ========  ========



    Operating Income is a "Non-GAAP" financial measure. ProAssurance defines Operating Income as Net Income excluding the after-tax effects of guaranty fund assessments, capital gains/losses and the results of accounting changes. This definition may differ from those used by other companies. ProAssurance's management uses Operating Income because guaranty fund assessments and accounting changes are out of the Company's control, and the realization of net realized investment gains or losses is largely discretionary as to timing and therefore could distort the comparability of results. ProAssurance uses Operating Income as one of the measures to evaluate performance across reporting periods and believes it is a useful tool for investors. The following table reconciles Net Income to Operating Income:


Reconciliation of Net Income to Operating Income
(in thousands)

                                                   Three Months Ended
                                                        March 31,
                                                     2003      2002
                                                   ------------------
Net Income                                         $  6,349  $  3,672
Adjustments, net of tax effects
Add:
   Net Realized Investment Losses                         -       727
   Guaranty Fund Assessments                            153       138
Subtract:
   Net Realized Investment Gains                        654         -
   Cumulative effect of Accounting Change                 -     1,694
                                                   --------  --------
Operating Income                                   $  5,848  $  2,843


    Chairman A. Derrill Crowe, M.D. focused on the increase in Operating Income as evidence that ProAssurance's disciplined approach to professional liability pricing and underwriting is bearing fruit. "We're pleased with the progress we've made, but more remains to be done. Our results are improving as loss-driven price increases earn their way to the bottom line. While our vigilance in underwriting and adequate pricing has played a large role in these results, our forceful approach to claims defense has also been a key factor, both in enhancing the bottom line and delivering value for our customers," said Dr. Crowe. He also highlighted continued strength in the personal lines segment. "MEEMIC's excellent results continue to drive our profitability while our professional liability segment rebounds," he said.


Unaudited Balance Sheet Highlights:
(in millions, except per share data)

                                      March 31, 2003 December 31, 2002
                                      -------------- -----------------
Stockholders' Equity                  $         511  $            505
Total Investments                     $       1,817  $          1,679
Total Assets                          $       2,669  $          2,587
Policy Liabilities                    $       2,027  $          1,933
Book Value Per Share                  $       17.68  $          17.49
Book Value Per Share
 (excluding unrealized gains or
 losses)                              $       16.49  $          16.26


    Total Goodwill is $27.2 million. The Company's first quarter acquisition of the outstanding minority shares of its MEEMIC Holdings subsidiary added Goodwill of approximately $7.6 million. Goodwill from the 2001 consolidation with Professionals Group accounts for approximately $18.2 million.
    There are approximately $34.4 million in net unrealized gains (after tax) in ProAssurance's investment portfolio, primarily in fixed income securities. ProAssurance did not purchase any of its common stock during the quarter, which leaves 1.02 million shares authorized for repurchase.

    Professional Liability Segment

    The companies in ProAssurance's professional liability segment are The Medical Assurance Company, Inc., Medical Assurance of West
Virginia, Inc., ProNational Insurance Company and Red Mountain
Casualty Insurance Company, Inc. Each focuses on the delivery of professional liability insurance to physicians and surgeons, dentists, hospitals, and others involved in the delivery of health care.



Selected Segment Data:
(in thousands)
                                                   Three Months Ended
                                                        March 31,
                                                     2003      2002
                                                   ------------------
Gross Premiums Written                             $158,249  $141,841
                                                   ========  ========
Net Premiums Written                               $138,823  $114,801
                                                   ========  ========
Net Premiums Earned                                $ 98,237  $ 75,984
                                                   ========  ========
Investment Income                                  $ 14,612  $ 16,603
                                                   ========  ========
Capital Gains (Losses)                             $    832  $ (1,119)
                                                   ========  ========
Total Revenues                                     $114,874  $ 92,603
                                                   ========  ========
Total Expenses                                     $113,549  $ 94,025
                                                   ========  ========
Net Loss Ratio                                         99.8%    106.1%
Expense Ratio                                          15.8%     17.6%
                                                   --------  --------
Combined Ratio                                        115.6%    123.7%
                                                   ========  ========

    "We focus on bringing value to our customers while at the same time ensuring that we maintain the financial strength for which we are known. The recent failure of another large competitor, and the downgrade of several others, underscores the need to maintain the strength of our balance sheet," said Dr. Crowe. "We make a promise of protection and service each time we issue a policy, and our disciplined approach to business helps us make certain we can keep those promises," he added.
    Victor T. Adamo, President of ProAssurance, said the Company modestly capitalized on expansion opportunities in the quarter and added policyholders in existing markets, primarily because of the regulatory problems of a southeastern competitor. "These are uncertain times in the medical liability business, and insureds see the wisdom of seeking out financially stable, service-oriented companies such as ProAssurance. Our financial goals go hand-in-hand with our focus on service and claims defense. Each helps solidify ProAssurance as a leader in service to policyholders and returns to investors," Adamo said.

    Personal Lines Segment

    MEEMIC Insurance Company (MEEMIC), the sole company in ProAssurance's personal lines segment, principally provides auto and homeowners' coverages, primarily for educational employees and their families.


Selected Personal Lines Segment Data:
(in thousands)
                                                   Three Months Ended
                                                        March 31,
                                                     2003      2002
                                                   ------------------
Gross Premiums Written                             $ 44,411  $ 39,272
                                                   ========  ========
Net Premiums Written                               $ 40,113  $ 36,999
                                                   ========  ========
Net Premiums Earned                                $ 39,959  $ 34,505
                                                   ========  ========
Investment Income                                  $  2,574  $  2,599
                                                   ========  ========
Capital Gains (Losses)                             $    175  $      -
                                                   ========  ========
Total Revenues                                     $ 43,174  $ 37,570
                                                   ========  ========
Total Expenses                                     $ 35,921  $ 34,156
                                                   ========  ========
Net Loss Ratio                                         67.6%     76.9%
Expense Ratio                                          22.3%     22.1%
                                                   --------  --------
Combined Ratio                                         89.9%     99.0%
                                                   ========  ========

    MEEMIC improved both its top and bottom line performance in the quarter. Gross Premiums Written increased because of policyholder growth in the automobile and homeowners lines, as well as higher premiums for homeowners policies. Homeowners rates increased 22% in July 2002, and those increases are earning their way to the bottom line.
    "MEEMIC's ability to underwrite in a preferred market, and its ability to handle claims with great efficiency, allows the Company to charge premiums that are very competitive, while producing remarkable returns," said Adamo. He also cited the favorable weather conditions in the first quarter as a contributing factor in MEEMIC's outstanding quarter. "We expect to produce good results in normal weather quarters, and when the weather is favorable, the results are outstanding, he said.

    Conference Call Information

    ProAssurance's conference call to address these results will be held at 9:00 AM ET on Tuesday, May 13, 2003. Investors may participate by calling (800) 547-8960 or (706) 645-9133. The call will be webcast at www.streetevents.com and on the Investor Relations section of the ProAssurance website, www.ProAssurance.com.
    A telephone replay will be available through May 16, 2003 at (800) 642-1687 or (706) 645-9291 (access code 194490), and an internet replay will be available through the same websites through May 30, 2003.

    About ProAssurance

    ProAssurance Corporation is a specialty insurer with more than $2.6 billion in assets and more than $635 million in annualized gross written premiums. The Company was formed by the combination of Medical Assurance, Inc. and Professionals Group, Inc. in June 2001. As the nation's third largest active writer of medical professional liability insurance, ProAssurance's subsidiaries, The Medical Assurance Company, Inc., Medical Assurance of West Virginia, Inc., ProNational Insurance Company and Red Mountain Casualty Insurance Company, Inc. are recognized leaders in developing solutions which serve the needs of the evolving health care industry. ProAssurance is the tenth largest writer of personal auto coverage in Michigan through its subsidiary, MEEMIC Insurance Company. A. M. Best assigns a rating of "Excellent" to ProAssurance and its subsidiaries; Standard & Poor's assigns the Company's professional liability carriers a "Strong" rating.

    Caution Regarding Forward Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon ProAssurance's estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that convey the Company's view of future events and trends in the medical professional liability insurance marketplace are expressly designated as Forward Looking Statements. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2002 and Form 10Q for the most recent quarter. In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by the Company or any other person that ProAssurance's objectives or plans will be realized. ProAssurance expressly disclaims any obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise, except as required by law.


    CONTACT: ProAssurance Corporation, Birmingham
             Frank B. O'Neil, 800/282-6242 or 205/877-4461
             foneil@ProAssurance.com